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Strong Performance over Black Friday Holiday

Strength in DTC, comps up ~13%


14%
13%
Showrooms
eCommerce

Key Highlights

- 63% of showrooms comped positive with an average comp of 39%
- Pillows up 48% in eCommerce
- Luxe Rejuvenate mattresses exceeded expectations online and in stores
- Wholesale gained share in over 50% of reporting retailers

Note: Includes 6 Days from the Wednesday before Thanksgiving through Cyber Monday